                                  Exhibit 10.13

November 6, 2000

BrainTech, Inc.
102-930 West 1st Street
North Vancouver, B.C.
V7P 3N4


ATTENTION:  OWEN JONES

Dear Owen:

RE: LETTER AGREEMENT ("AGREEMENT") REGARDING USE OF OFFICE SPACE AND OFFICE SERVICES PROVIDED BY SIDEWARE SYSTEMS INC. ("SIDEWARE") TO BRAINTECH, INC. ("BRAINTECH")

The purpose of this letter is to set out the terms and conditions of the Agreement between Sideware and Braintech regarding Braintech's use of office space ("Office Space") and office services ("Office Services") provided by Sideware at 930 West 1st Street, Suite 102, North Vancouver, B.C. ("Sideware's Office").

Braintech is in the midst of moving from Sideware's Office to new office space, as well as hiring its own office personnel to provide office services solely for the benefit of Braintech. Sideware wishes to accommodate Braintech during its transition period to its new office space by allowing Braintech to continue to occupy the Office Space at Sideware's Office and to use the Office Services already provided by Sideware to Braintech at Sideware's Office. Upon BrainTech ceasing to use any portion of Sideware's Office, Sideware also agrees to reimburse to BrainTech the sum of US$41,430.00, representing the undepreciated amount that Braintech contributed to the cost of leasehold improvements at Sideware's Office, on the terms and conditions set out in this Agreement. In exchange for use of the Office space and Office Services, Braintech and Sideware have agreed that Sideware will deduct the amount Braintech is required to pay to Sideware for use of the Office Space and the Office Services from the sum of US$41,430.00.

Based on the foregoing, Sideware and Braintech agree as follows:

     1.   TRANSITION PERIOD

     The term of this Agreement is referred to herein as the "Transition Period", and will be the period during which BrainTech continues to utilize either the Office Space or the Office Services in accordance with this Agreement. Sideware and Braintech agree that the Transition Period will not exceed six (6) calendar months starting from November 1, 2000.

     2.   OFFICE SPACE & OFFICE SERVICES

     During the Transition Period, Sideware and Braintech agree that:

          a. Owen Jones, Ted White, Chantal Murata and Vince Taylor, employees of Braintech, will be entitled to continue to occupy the Office Space they presently use at Sideware; and

          b. Until Braintech requests that Sideware cease doing so in accordance with section 3, Sideware will provide Braintech with the following Office Services:

               i.   Reception Services;
               ii.  Accounting Services; and
               iii. Investor Relations Services.

                    (collectively defined as the "Office Services" and individually as the "Reception Services", "Accounting Services" and "Investor Relations Services".)

     3.   PAYMENT FOR OFFICE SPACE & OFFICE SERVICES

          a. Subject to 3(b) and 3(c) below and unless Braintech notifies Sideware prior to the first day of any calendar month that Braintech no longer requires use of the Office Space or any of the Office Services described in 2(b) above, Braintech will pay to Sideware the following fees per month for use of the Office Space and each of the Office Services:

               i.   Office Space                      $1,000.00
               ii.  Reception Services                $  650.00
               iii. Accounting Services               $3,500.00
               iv.  Investor Relations Services       $2,500.00

                    (collectively defined as the "Fees" and individually as a "Fee")

          b. Fees payable by BrainTech pursuant to subsection a. will be deducted from the sum of US$41,430.00, the undepreciated amount Braintech contributed to the cost of the leasehold improvements at Sideware's Office.

          c. Upon termination of this Agreement, Sideware and Braintech agree to do the following:

               i. If the sum of all of the Fees owed by Braintech to Sideware for use of the Office Space and any of the Office Services during the Transition Period is greater than US$41,430.00, then Braintech will pay to Sideware the difference between the two amounts; or

               ii. If the sum of all of the Fees owed by Braintech to Sideware for use of the Office Space and any of the Office Services during the Transition Period is less than US$41,430.00, than Sideware will pay to Braintech the difference between the two amounts.

4.   TERMINATION

Sideware or Braintech may terminate this Agreement by giving the other party written notice not less than five (5) business days before such termination occurs. Such written notice must be delivered by courier or by facsimile to the address provided above by Sideware and Braintech. If no such notice is given, this Agreement will terminate automatically when BrainTech ceases to use the Office Space and all of the Office Services.

5.   FURTHER ASSURANCES

Sideware and Braintech shall execute all documents and do all further things necessary or reasonably required to give effect to this Agreement.

6.   ENUREMENT

This Agreement enures to the benefit of Sideware and Braintech and their successor and assigns and is binding upon Sideware, Braintech and each of their successors and assigns.

7.   ACTING IN GOOD FAITH

Both parties agree that they will exercise their respective rights under this Agreement in good faith and in a commercially reasonable manner.

8.   NO ASSIGNMENT BY BRAINTECH

BrainTech may not assign any of its rights under this Agreement.

Yours truly,                          Accepted:

Sideware Systems Inc.                 BrainTech, Inc.
  Per:                                 Per:

"Grant Sutherland"                    "Owen Jones"
Grant Sutherland                      Owen Jones